Exhibit 10.9
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                             NAPTAU GOLD CORPORATION
              a Delaware Corporation, having its registered offices at 11th Floor, Rodney Square North, 11th and Market Streets, Wilmington,
                        New Castle County, Delaware 19801


April 30, 1996

Dorothy Dennis
#705 588 Broughton St.
Vancouver, B.C.
V6G 3E3

Dear Madam:

Re: Satisfaction of Debt with Stock

Naptau Gold Corporation is presently indebted to you in the principal sum $20,000 (the "Debt") as a result of an extension agreement entered into by you with Naptau Gold Corporation on April 30, 1996 extending the time for payment of other funds due to you as per an agreement dated October 12, 1995.

Please confirm by your signature below, that you have agreed to convert the Debt into 8,500 common shares of Naptau Gold Corporation at a deemed price of $2.40 per share in complete satisfaction of the Debt.

Upon receipt of a copy of this letter executed by you we will arrange for 8,500 common shares of Naptau Gold Corporation to be issued to you. Please be advised that the said shares will be registered under the Securities Laws of the United States.

Yours very truly,
NAPTAU GOLD CORPORATION


per: E.D. Renyk
     President

ACCEPTED AND AGREED TO AS OF THE 30TH DAY OF APRIL, 1996.


---------------------------------
Dorothy Dennis